EXHIBIT 99.3

                               WSB Holding Company
                          Proposed Holding Company for
                          Workingmens Savings Bank, FSB
                            Pittsburgh, Pennsylvania

                          Proposed Marketing Materials

                                     6-16-97

                               Marketing Materials
                               WSB Holding Company
                                 Pittsburgh, PA

                                Table of Contents
                                -----------------


I.                Press Releases
                  A.       Explanation
                  B.       Schedule
                  C.       Distribution List
                  D.       Press Release Examples

II.               Advertisements
                  A.       Explanation
                  B.       Schedule
                  C.       Advertisement Examples

III.              Question and Answer Brochure
                  A.       Explanation
                  B.       Method of Distribution
                  C.       Example

IV.               IRA Mailing
                  A.       Explanation
                  B.       Quantity
                  C.       IRA Mailing Example

V.                Counter Cards and Lobby Posters
                  A.       Explanation
                  B.       Quantity

VI.               Proxy Reminder
                  A.       Explanation
                  B.       Example

                                I. Press Releases


A.       Explanation

         In an effort to assure that all customers receive prompt accurate information in a simultaneous manner, Trident advises the Savings Bank to forward press releases to area newspapers, radio stations, etc. at various points during the conversion process.

         Only press releases approved by Conversion Counsel and the OTS will be forwarded for publication in any manner.

B.       Schedule

         1.       OTS Approval of Conversion

         2.       Close of Stock Offering

                              C. Distribution List

                           National Distribution List
                           --------------------------


National Thrift News                          Wall Street Journal
--------------------                          -------------------
212 West 35th Street                          World Financial Center
13th Floor                                    200 Liberty
New York, New York  10001                     New York, NY  10004
Richard Chang

American Banker                               SNL Securities
---------------                               --------------
One State Street Plaza                        Post Office Box 2124
New York, New York  10004                     Charlottesville, Virginia  22902
Michael Weinstein

Barrons                                       Investors Business Daily
-------                                       ------------------------
Dow Jones & Company                           12655 Beatrice Street
Barrons Statistical Information               Post Office Box 661750
200 Burnett Road                              Los Angeles, California  90066
Chicopee, Massachusetts  01020

New York Times
--------------
229 West 43rd Street
New York, NY  10036

                                Local Media List
                                ----------------

                                (To be provided)


Newspaper
---------



Radio
-----

                  PRESS RELEASE                   FOR IMMEDIATE RELEASE
                                                  ---------------------
                                                  For More Information Contact:
                                                  Robert Neudorfer, President
                                                  (412) 231-7297


                          WORKINGMENS SAVINGS BANK, FSB
                          -----------------------------

                        CONVERSION TO STOCK FORM APPROVED
                        ---------------------------------


         Pittsburgh, Pennsylvania (____________, 1997) - Robert Neudorfer, President of Workingmens Savings Bank, FSB ("Workingmens Savings Bank" or the "Savings Bank"), Pittsburgh, Pennsylvania, announced that Workingmens Savings Bank has received approval from the Office of Thrift Supervision to convert from the mutual form to the stock form of organization. In connection with the Conversion, Workingmens Savings Bank has formed a holding company, WSB Holding Company, to hold all of the outstanding capital stock of Workingmens Savings Bank.

         WSB Holding Company is offering up to 287,500 shares of its common stock, subject to adjustment, at a price of $10.00 per share. Certain account holders and borrowers of the Savings Bank will have an opportunity to subscribe for stock through a Subscription Offering that expires on ________, 1997. Shares that are not subscribed for during the Subscription Offering may be offered subsequently to the general public in a Community Offering. The Subscription Offering and Community Offerings will be managed by Trident Securities, Inc. of Raleigh, North Carolina. Copies of the Prospectus relating to the offerings and describing the Plan of Conversion will be mailed to customers on or about ________, 1997.


         As a result of the Conversion, Workingmens Savings Bank will be structured in the stock form as are all commercial banks and an increasing number of savings institutions and will be a wholly-owned subsidiary of WSB Holding Company. According to Mr. Neudorfer, "Our day to day operations will not change as a result of the Conversion and deposits will continue to be insured by the FDIC up to the applicable legal limits."

         Customers with questions concerning the stock offering should call the Savings Bank's Stock Information Center at (412) ________, or visit Workingmens Savings Bank's office.

PRESS RELEASE                         FOR IMMEDIATE RELEASE
                                      ---------------------

                                       For More Information Contact:
                                       Robert Neudorfer, President and CEO
                                       (412) 231-7297


                          WORKINGMENS SAVINGS BANK, FSB
                          -----------------------------

                        COMPLETES INITIAL STOCK OFFERING
                        --------------------------------


         Pittsburgh, Pennsylvania - (____________, 1997) Robert Neudorfer, President and Chief Executive Officer of Workingmens Savings Bank, FSB ("Workingmens Savings Bank" or the "Savings Bank"), announced today that WSB Holding Company, the proposed holding company for Workingmens Savings Bank, has completed its initial stock offering in connection with the Savings Bank's conversion from mutual to stock form. A total of __________ shares were sold at the price of $10.00 per share.

         On ____________, 1997, Workingmens Savings Bank's Plan of Conversion was approved by the Savings Bank's voting members at a special meeting of members.

         Mr. Neudorfer said that the officers and boards of directors of WSB Holding Company and Workingmens Savings Bank wished to express their thanks for the response to the stock offering and that Workingmens Savings Bank looks forward to serving the needs of its customers and new stockholders as a community-based stock institution. The stock is anticipated to commence trading on _______, 1997. Trident Securities, Inc. of Raleigh, North Carolina managed the stock offering.

                               II. Advertisements


A.       Explanation

         The intended use of the attached advertisement "A" is to notify Workingmens Savings Bank's customers and members of the local community that the conversion offering is underway.

         The intended use of advertisement "B" is to remind Workingmens Savings Bank's customers of the closing date of the Subscription Offering.

B.       Media Schedule

         1. Advertisement A - To be run immediately following OTS approval and possibly run weekly for the first three weeks.
         2. Advertisement B - To be run during the last week of the subscription offering.

         Trident may feel it is necessary to run more ads in order to remind customers of the close of the Subscription Offering and the Community Offering, if conducted.

         Alternatively, Trident may, depending upon the response from the customer base, choose to run fewer ads or no ads at all.

         These ads will run in the local newspapers.

         The ad size will be as shown or smaller.

--------------------------------------------------------------------------------
  This announcement is neither an offer to sell nor a solicitation of an offer to buy these securities. The offer is made only by the prospectus. These shares have not been approved or disapproved by the Securities and Exchange Commission, the Office of Thrift Supervision or the Federal Deposit Insurance Corporation, nor has such commission, office or corporation passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is unlawful.

--------------------------------------------------------------------------------

New Issue                                                     ____________, 1997
--------------------------------------------------------------------------------

                                 287,500 Shares

                     These shares are being offered pursuant
                         to a Plan of Conversion whereby

                          Workingmens Savings Bank, FSB
                                of Pittsburgh, PA

              will convert from a federal mutual savings bank to a
                           federal stock savings bank
                     and become a wholly owned subsidiary of

                               WSB Holding Company

                                  Common Stock

                                 ---------------

                             Price $10.00 Per Share

                                 ---------------


                            Trident Securities, Inc.

                For a copy of the prospectus call (412)________.

Copies of the prospectus may be obtained in any State in which this announcement is circulated from Trident Securities, Inc. or such other brokers and dealers as may legally offer these securities in such state.

                    The stock will not be insured by the FDIC
                        or any other government agency.

--------------------------------------------------------------------------------

Advertisement (B)





--------------------------------------------------------------------------------



                          WORKINGMENS SAVINGS BANK, FSB

                       __________, 1997 IS THE DEADLINE TO
                       ORDER STOCK OF WSB HOLDING COMPANY

                   Customers of Workingmens Savings Bank, FSB
                              have the opportunity
                   to invest in Workingmens Savings Bank, FSB
                                 by subscribing
                for common stock in its proposed holding company

                               WSB HOLDING COMPANY

                  A Prospectus relating to these securities is
                    available at our office or by calling our
                   Stock Information Center at (412) ________.

               This announcement is neither an offer to sell nor a
                  solicitation of an offer to buy the stock of
               WSB Holding Company. The offer is made only by the
                 Prospectus. The shares of common stock are not
              deposits or savings accounts and will not be insured
                  by the Federal Deposit Insurance Corporation
                         or any other government agency.

Copies of the Prospectus may be obtained in any State in which this announcement is circulated from Trident Securities, Inc. or such other brokers and dealers as may legally offer these securities in such state.


--------------------------------------------------------------------------------

                        III. Question and Answer Brochure


A.       Explanation

         The Question and Answer brochure is an essential marketing piece in any conversion. It serves two purposes: a) to answer some of the most commonly asked questions in "plain, everyday language"; and b) to highlight in brochure form the purchase commitments of the Savings Bank's officers and directors shown in the Prospectus. Although most of the answers are taken verbatim from the Prospectus, it saves the individual from searching for the answer to a simple question.

B.       Method of Distribution

         There are four primary methods of distribution of the Question and Answer brochure. However, regardless of the method the brochures are always accompanied by a Prospectus.

         1. A Question and Answer brochure is sent out in the initial mailing to all members of the Savings Bank.

         2. Question and Answer brochures are available in Workingmens Savings Bank's offices.

         3. Question and Answer brochures are sent out in a standard information packet to all interested investors who phone the Stock Information Center requesting information.

                     PROPOSED OFFICER AND DIRECTOR PURCHASES


                                                            Percent of Shares at
                                                            Maximum of
           Anticipated Number           Anticipated Dollar  Estimated Valuation
Name       of Shares Purchased          Amount Purchased    Range












THIS INFORMATION DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY WSB HOLDING COMPANY COMMON STOCK. SUCH OFFER AND SOLICITATION MAY BE MADE ONLY BY THE PROSPECTUS. PLEASE READ THE PROSPECTUS PRIOR TO MAKING AN INVESTMENT DECISION.

THE SHARES OF WSB HOLDING COMPANY COMMON STOCK ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                              QUESTIONS AND ANSWERS
                                    REGARDING
                             THE PLAN OF CONVERSION


On __________, 1997, the Board of Directors of Workingmens Savings Bank, FSB ("Workingmens Savings Bank" or the "Savings Bank") unanimously adopted, and on ______, 1997 unanimously amended, the Plan of Conversion, pursuant to which Workingmens Savings Bank will convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank ("Stock Conversion"). In addition, all of Workingmens Savings Bank's outstanding capital stock will be issued to the holding company, WSB Holding Company ("WSB Holding Company"), which was organized by Workingmens Savings Bank to own Workingmens Savings Bank as a subsidiary.

This brochure is provided to answer general questions you might have about the Conversion. Following the Conversion, Workingmens Savings Bank will continue to provide financial services to its depositors, borrowers and other customers as it has in the past and will operate with its existing management and employees. The Conversion will not affect the terms, balances, interest rates or existing federal insurance coverage on Workingmens Savings Bank's deposits or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with Workingmens Savings Bank.

For complete information regarding the Conversion, see the Prospectus and the Proxy Statement dated ________, 1997. Copies of each of the Prospectus and the Proxy Statement may be obtained by calling the Stock Information Center at (412)
________.


THIS INFORMATION DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY WSB HOLDING COMPANY COMMON STOCK. SUCH OFFER AND SOLICITATION MAY BE MADE ONLY BY THE PROSPECTUS. PLEASE READ THE PROSPECTUS PRIOR TO MAKING AN INVESTMENT DECISION.

THE SHARES OF WSB HOLDING COMPANY COMMON STOCK ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                              QUESTIONS AND ANSWERS

                               WSB Holding Company
                        (the proposed holding company for
                         Workingmens Savings Bank, FSB)


Questions and Answers Regarding the Subscription and Community Offerings


                           MUTUAL TO STOCK CONVERSION
                           --------------------------

1.       Q.       What is a "Stock Conversion"?
         A.       Conversion  is a change  in the  legal  form of  organization.
                  Workingmens    Savings   Bank   currently    operates   as   a
                  federally-chartered  mutual savings bank with no stockholders.
                  Through the Stock Conversion, Workingmens Savings Bank will become a federally-chartered stock savings bank, and the stock of its holding company, WSB Holding Company, will be held by stockholders who purchase stock in the Subscription, Community and Syndicated Community Offerings or in the open market following the Offerings.

2.       Q.       Why is Workingmens Savings Bank converting?
         A.       Currently, Workingmens Savings Bank, as a mutual savings bank, does  not  have  stockholders  and has no  authority  to issue
                  capital   stock.   By   converting   to  the  stock   form  of
                  organization,  the Savings Bank will be structured in the form used by commercial banks, most business entities and a growing number of savings  institutions.  The Stock Conversion will be important to the future growth and  performance of the Savings
                  Bank by providing a larger capital base from which the Savings
                  Bank may operate,  the ability to attract and retain qualified
                  management   through   stock-based   employee  benefit  plans,
                  enhanced ability to diversify into other financial services related activities and expanded ability to render services to the public.

                  The Board of Directors and management of Workingmens Savings Bank believe that the stock form of organization is preferable to the mutual form of organization for a financial institution. The Board and management recognize the decline in the number of mutual thrifts from over 12,500 mutual institutions in 1929 to under 800 mutual thrifts today.

                  Workingmens Savings Bank believes that converting to the stock form of organization will allow it to more effectively compete with local community banks, thrifts, and with statewide and regional banks, which are in stock form. Workingmens Savings Bank believes that by combining its existing quality service and products with a local ownership base the Savings Bank's customers and community members who become stockholders will be inclined to do more business with Workingmens Savings Bank.

                  Furthermore, because Workingmens Savings Bank competes with local and regional banks not only for customers, but also for employees, Workingmens Savings Bank believes that the stock form of organization will better afford Workingmens Savings Bank the opportunity to attract and retain employees, management and directors through various stock benefit plans which are not available to mutual savings institutions.

3.       Q.       Is Workingmens  Savings  Bank's  mutual  to  stock  conversion beneficial to the communities that the Savings Bank serves?
         A.       Management  believes that the  structure of the  Subscription,
                  Community and  Syndicated  Community  Offerings is in the best interest of the various  communities that Workingmens  Savings
                  Bank  serves  because  following  the Stock  Conversion  it is anticipated  that a  significant  portion of the Common  Stock will be  owned  by local  residents  desiring  to share in the
                  ownership  of  a  local   community   financial   institution.
                  Management desires that a significant portion of the shares of common stock sold in the Offerings will be sold to residents of the Savings Bank's Local Community.

4.       Q.       What effect will the Stock Conversion have on deposit accounts and loans?
         A.       Terms and balances of accounts in Workingmens Savings Bank and interest rates paid on such accounts will not be affected by the Conversion. Insurable accounts will continue to be insured by the Federal Deposit Insurance Corporation ("FDIC") up to the maximum amount permitted by law. The Stock Conversion also will not affect the terms or conditions of any loans to existing borrowers or the rights and obligations of these borrowers under their individual contractual arrangements with Workingmens Savings Bank.

         Q. Will the Stock Conversion cause any changes in Workingmens Savings Bank's personnel?
         A. No. Both before and after the Conversion, Workingmens Savings Bank's business of accepting deposits, making loans and providing financial services will continue without interruption with the same board of directors, management and staff.

6.       Q.       What  approvals must be received  before the Stock  Conversion becomes effective?
         A.       First, the Board of Directors of Workingmens Savings Bank must adopt the Plan of Conversion, which occurred on _________, 1997. Second, the Office of Thrift Supervision must approve the applications required to effect the Stock Conversion.
                  These approvals have been obtained. Third, the Plan of Conversion must be approved by a majority of all votes eligible to be cast by Workingmens Savings Bank's voting members. A Special Meeting of voting members will be held on ___________, 1997, to consider and vote upon the Plan of Conversion.


                               THE HOLDING COMPANY
                               -------------------

7.       Q.       What is a holding company?
         A.       A holding  company  is a company  that  owns  another  entity.
                  Concurrent with the Conversion, Workingmens Savings Bank will become a subsidiary of WSB Holding Company, a Pennsylvania corporation organized by Workingmens Savings Bank to acquire all of the capital stock of Workingmens Savings Bank to be outstanding after the Conversion.

8.       Q.       If I  decide  to buy  stock  in  this  offering,  will  I  own stock  in WSB  Holding  Company  or Workingmens Savings Bank?
         A.       You  will own  stock  in WSB  Holding  Company.  However,  WSB
                  Holding Company, as a holding company, will own all of the outstanding capital stock of Workingmens Savings Bank.

9.       Q.       Why did the Board of Directors form WSB Holding Company?
         A.       The  Board  of  Directors  believes  that  the  Conversion  of
                  Workingmens Savings Bank
                  and  the  formation  of WSB  Holding  Company  as the  holding company for Workingmens Savings Bank will result in a stronger financial  institution with the ability to provide  additional
                  flexibility   to  diversify   the  Savings   Bank's   business
                  activities through existing or newly-formed subsidiaries, although there are no current arrangements or understandings with respect to such diversification. WSB Holding Company will also be able to use stock-based incentive programs to attract and retain executive and other personnel for itself and its subsidiaries.

                          ABOUT BECOMING A STOCKHOLDER
                          ----------------------------

10.      Q.       What are the Subscription,  Community and Syndicated Community
                  Offerings?
         A.       Under the Plan of Conversion  adopted by  Workingmens  Savings
                  Bank, WSB Holding  Company is offering  shares of stock in the
                  Subscription  Offering to certain current and former customers of the Savings Bank and to the Savings  Bank's  Employee Stock
                  Ownership Plan  ("ESOP").  Shares which are not subscribed for in the  Subscription  Offering,  if any, may be offered to the general public in a Community  Offering with preference  given to  natural  persons  and trusts of  natural  persons  who are permanent  residents of the Savings  Bank's  Local  Community.
                  These Offerings are consistent  with the board's  objective of
                  WSB  Holding   Company   being  a  locally   owned   financial
                  institution.  The Subscription Offering and Community Offering
                  are  being   managed  by  Trident   Securities,   Inc.  It  is
                  anticipated that any shares not subscribed for in either the Subscription or Community Offerings may be offered for sale in a Syndicated Community Offering, which is an offering on a best efforts basis by a selling group of broker-dealers.

11.      Q.       Must I pay a commission to buy stock in  conjunction  with the
                  Subscription, Community or Syndicated Community Offerings?
         A.       No.  You will  not pay a  commission  to buy the  stock if the
                  stock  is   purchased  in  the   Subscription,   Community  or
                  Syndicated Community Offerings.

12.      Q.       How many shares of WSB Holding  Company  common stock will  be issued in the Conversion?
         A.       It is  currently  expected  that  between  212,500  shares and
                  287,500 shares of common stock will be sold at a price of $10.00 per share. Under certain circumstances the number of shares may be increased to 330,600.

13.      Q.       How was the price determined?
         A.       The  aggregate  price of the common  stock was  determined  by
                  Ferguson & Co., an independent appraisal firm specializing in the thrift industry, and was approved by the Office of Thrift
                  Supervision. The price is based on the pro forma market value of Workingmens Savings Bank and WSB Holding Company, as converted as determined by the independent evaluation.

14.      Q.       Who is entitled to buy common stock in the Conversion?
         A.       The shares of common stock of WSB Holding Company to be issued in the Stock  Conversion are being offered in the Subscription
                  Offering in the following order of priority to: (i) depositors at the Savings Bank as of March 31, 1996 ("Eligible Account
                  Holders"), (ii) the Savings Bank's tax qualified plans, including ESOP, (iii) depositors with $50.00 or more on deposit at the Savings Bank as of June 30, 1997 ("Supplemental
                  Eligible Account Holders"), and (iv) depositors and borrowers of the Savings Bank as of _______, 1997 ("Voting Record
                  Date"), (Other Members"), subject to the priorities and purchase limitations set forth in the Plan of Conversion.
                  Subject to the prior rights of holders of subscription rights, Common Stock not subscribed for in the Subscription Offering may be offered subsequently in the

                  Community Offering to certain members of the general public, with preference given to natural persons and trusts of natural persons permanently residing in "Local Community". Shares, if any, not subscribed for in the Subscription or Community Offerings may be offered to the general public in the Syndicated Community Offering.

15.      Q.       Are the subscription rights transferable?
         A.       No.  Subscription rights granted to Workingmens Savings Bank's
                  Eligible  Account  Holders,   Supplemental   Eligible  Account
                  Holders  and Other  Members  in the Stock  Conversion  are not
                  transferable.  Persons violating such prohibition, directly or indirectly,  may lose  their  right to  purchase  stock in the
                  Conversion and be subject to other possible  sanctions.  It is
                  the  responsibility  of  each  subscriber   qualifying  as  an
                  Eligible Account Holder, Supplemental Eligible Account Holder or Other Member to list completely all account numbers for qualifying savings accounts or loans as of the qualifying date on the stock order form.

16.      Q.       What are the minimum and maximum  numbers of shares that I can purchase in the Stock Conversion?
         A.       The  minimum  number of shares is 25.  The  maximum  number of shares that may be purchased in the Stock Conversion by any persons or entity exercising subscription rights through a single account currently is 7,500. The maximum number of shares that may be purchased in the Stock Conversion by any person or entity other than the ESOP, together with any associate or persons or entities acting in concert with such person, currently is 12,500 shares.

17.      Q.       Are the  Board of  Directors  and  management  of  Workingmens
                  Savings  Bank  buying  shares of common  stock of WSB  Holding
                  Company?
         A.       Directors  and  executive  officers  of the  Savings  Bank are expected to subscribe for __________ shares. The purchase price paid by directors and executive officers will be the same $10.00 per share price as that paid by all other persons who order stock in the Subscription, Community or Syndicated
                  Community Offerings.

18.      Q.       How do I subscribe for shares of stock?
         A.       To subscribe for shares of stock in the Subscription Offering, you should  send or deliver a stock order form  together  with full payment (or appropriate  instructions for withdrawal from permitted  deposit accounts as described below) to Workingmens
                  Savings Bank in the postage-paid  envelope  provided,  so that the stock order form and payment or  withdrawal  authorization
                  instructions   are   received   prior  to  the  close  of  the
                  Subscription Offering, which will terminate at 12:00 p.m., Eastern Time, on ___________, 1997, unless extended. Payment for shares may be made in cash (if made in person) or by check or money order. Subscribers who have deposit accounts with Workingmens Savings Bank may include instructions on the stock order form requesting withdrawal from such deposit account(s) to purchase shares of common stock of WSB Holding Company.
                  Withdrawals from certificates of deposit may be made without incurring an early withdrawal penalty.

                  If shares remain available for sale after the expiration of the Subscription Offering, they may be offered in the Community Offering, which will begin as soon as practicable after the end of the Subscription Offering, but may begin at any time during the Subscription Offering. Persons who wish to order stock in the Community Offering should return their stock order form as soon as possible after the Community Offering begins because it may terminate at any time after it begins. Members of the general public should contact the Stock Information Center at (412) ________ for additional information.

19.      Q.       May I use funds in a retirement account to purchase stock?
         A.       Yes.  If you  are  interested  in  using  funds  held  in your retirement  account at  Workingmens  Savings  Bank,  the Stock
                  Information  Center can assist you in transferring those funds to a  self-directed  IRA,  if  necessary,  and  directing  the trustee  to  purchase  the  stock.  This  process  may be done without an early  withdrawal  penalty and generally  without a negative tax  consequence to your retirement  account.  Due to
                  the  additional   paperwork   involved,   IRA  transfers  from
                  Workingmens Savings Bank must be completed by _________. For additional information, call the Stock Information Center at
                  (412) __________.

20.      Q.       Will  I  receive  interest  on  funds  I  submit  for a  stock purchase?

         A. Yes. Workingmens Savings Bank will pay interest at its passbook rate from the date the funds are received until completion of the stock offering or termination of the Stock Conversion. All funds authorized for withdrawal from deposit accounts with Workingmens Savings Bank will continue to earn interest at the contractual rate until the date of the completion of the Stock Conversion.

21.      Q.       May I obtain a loan from  Workingmens  Savings Bank to pay for shares purchased in the Conversion?
         A.       No. Federal regulations prohibit Workingmens Savings Bank from making loans for this purpose. However, federal regulations do not prohibit you from obtaining a loan from another source for the purpose of purchasing stock in the Stock Conversion.

22.      Q.       If I buy stock in the Stock  Conversion,  how would I go about buying additional shares or selling shares in the aftermarket?
         A.       WSB Holding Company expects to have the Common Stock quoted on the _______ under the symbol "____." Therefore, once the stock has commenced trading, interested investors may contact any broker to buy or sell shares.

23.      Q.       What is WSB Holding Company's dividend policy?
         A        WSB  Holding  Company  expects to  establish  a cash  dividend policy following the Conversion at a rate to be determined.

24.      Q.       Will the FDIC insure the shares of the holding company?
         A.       No. The shares of WSB Holding Company are not savings deposits or savings accounts and are not insured by the FDIC or any other government agency.

25.      Q.       If I subscribe for shares and later change my mind,  will I be able to get a refund or modify my order?
         A.       No. Your order cannot be canceled,  withdrawn or modified once it has been received by Workingmens Savings Bank without the consent of Workingmens Savings Bank.

                    ABOUT VOTING "FOR" THE PLAN OF CONVERSION
                    -----------------------------------------

26.      Q.       Am I eligible to vote at the Special  Meeting of Members to be held to consider the Plan of Conversion?
         A.       You are eligible to vote at the Special  Meeting of Members to be held on __________, 1997 if you were a depositor or borrower of Workingmens Savings Bank at the close of business on the Voting Record Date (_______, 1997) and continue as such until the Special Meeting. If you were a member on the Voting
                  Record Date, you should have received a proxy statement and a proxy card with which to vote.

27.      Q.       How many votes do I have?
         A.       Each account  holder is entitled to one vote for each $100, or fraction thereof, on deposit in such account(s). Each borrower member is entitled to cast one vote in addition to the number of votes, if any, he or she is entitled to cast as an account holder. No member may cast more than 1,000 votes.

28.      Q.       If I vote "against" the Plan of Conversion and it is approved, will I be prohibited from buying stock during the Subscription
                  Offering?
         A.       No. Voting  against the Plan of Conversion in no way restricts you from purchasing WSB Holding Company common stock in the Subscription Offering.


29.      Q.       Did  the  Board  of  Directors  of  Workingmens  Savings  Bank
                  unanimously adopt the Conversion?
         A.       Yes. Workingmens Savings Bank's Board of Directors unanimously adopted the Plan of Conversion and urges that all members vote
                  "FOR" approval of such Plan.

30.      Q.       What happens if  Workingmens  Savings Bank does not get enough votes to approve the Plan of Conversion?

         A. The Stock Conversion would not take place, and Workingmens Savings Bank would remain a mutual savings institution.

31.      Q.       As a qualifying  depositor or borrower of Workingmens  Savings
                  Bank, am I required to vote?
         A.       No.  However,  failure to return your proxy card or  otherwise vote will have the same effect as a vote AGAINST the Plan of Conversion.

32.      Q.       What is a Proxy Card?
         A.       A proxy card gives you the ability to vote  without  attending the Special Meeting in person. If you received more than one informational packet, then you should vote the proxy cards in all packets. Your proxy card(s) is (are) located in the window sleeve of your informational packet(s).

                  You may attend the meeting and vote, even if you have returned your proxy card, if you choose to do so. However, if you are unable to attend, you still are represented by proxy.
                  Previously executed proxies, other than those proxies sent pursuant to the Plan of Conversion, will not be used to vote for approval of the Plan of Conversion, even if the respective members do not execute another proxy or attend the Special Meeting and vote in person.

33.      Q.       How  can  I  get  further  information  concerning  the  stock offering?
         A.       You may call the Stock  Information  Center at (412)  ________
                  for  further   information   or  to  request  a  copy  of  the
                  Prospectus, a stock order form, a proxy statement or a proxy card.

         THIS INFORMATION DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY WSB HOLDING COMPANY COMMON STOCK. SUCH OFFERS AND SOLICITATION MAY BE MADE ONLY BY MEANS OF THE PROSPECTUS. COPIES OF THE PROSPECTUS MAY BE OBTAINED BY CALLING THE STOCK INFORMATION CENTER AT (412)
______________.

         THE SHARES OF WSB HOLDING COMPANY COMMON STOCK BEING OFFERED ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE

SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                                 IV. IRA Mailing



A.       Explanation

         A special IRA mailing is proposed to be sent to all IRA customers of the Savings Bank in order to alert the customers that funds held in an IRA can be used to purchase stock. Since this transaction is not as simple as designating funds from a certificate of deposit like a normal stock purchase, this letter informs the customer that this process is slightly more detailed and involves a personal visit to the Savings Bank.

B.       Quantity

         One IRA letter is proposed to be mailed to each IRA customer of the Savings Bank. These letters would be mailed following OTS approval for the conversion and after each customer has received the initial mailing containing a Proxy Statement and a Prospectus.

C.       Example - See following page.

                       Workingmens Savings Bank Letterhead



                                ___________, 1997

Dear Individual Retirement Account Participant:

         As you know, Workingmens Savings Bank is in the process of converting from a federally-chartered mutual savings bank to a federally-chartered stock savings bank and has formed WSB Holding Company to hold all of the stock of Workingmens Savings Bank (the "Conversion"). Through the Conversion, certain current and former depositors and borrowers of Workingmens Savings Bank have the opportunity to purchase shares of common stock of WSB Holding Company in a Subscription Offering. WSB Holding Company currently is offering up to _________ shares, subject to adjustment, of WSB Holding Company at a price of $10.00 per share.

         As the holder of an individual retirement account ("IRA") at Workingmens Savings Bank, you have an opportunity to subscribe for shares of common stock of WSB Holding Company using funds being held in your IRA. If you desire to Subscribe for shares of common stock of WSB Holding Company through your IRA, Trident Securities, Inc. and Workingmens Savings Bank can assist you in self-directing those funds. This process can be done without an early withdrawal penalty and generally without adverse tax consequence to your retirement account.

         If you are interested in receiving more information on self-directing your IRA, please contact our Conversion Center at (412)________. Because it may take several days to process the necessary IRA forms, a response is requested by _______, 1997 to accommodate your interest.

                                    Sincerely,



                                    Robert Neudorfer
                                    President

This letter is neither an offer to sell nor a solicitation of an offer to buy WSB Holding Company common stock. The offer is made only by the Prospectus, which was recently mailed to you. The shares of WSB Holding Company common stock are not deposits and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

                       V. Counter Cards and Lobby Posters

A.       Explanation

         Counter cards and lobby posters serve two purposes: (1) As a notice to Workingmens Savings Bank's customers and members of the local community that the stock sale is underway and (2) to remind the customers of the end of the Subscription Offering. Trident has learned in the past that many people forget the deadline for subscribing and therefore we suggest the use of these simple reminders.

B.       Quantity

         Approximately 2 - 3 Counter cards will be used at teller windows and on customer service representatives' desk.

         Approximately 1 - 2 Lobby posters will be used at each office of Workingmens Savings Bank

C.       Example

D.       Size

         The counter card will be approximately 8 1/2" x 11".

         The lobby poster will be approximately 16" x 20".

C.                                                                 POSTER
                                                                     OR
                                                                   COUNTER CARD








================================================================================

                           "TAKE STOCK IN OUR FUTURE"

                            "STOCK OFFERING MATERIALS
                                 AVAILABLE HERE"

                            WORKINGMENS SAVINGS BANK

================================================================================

                               VI. Proxy Reminder


A.       Explanation

         A proxy reminder is used when the majority of votes needed to adopt the Plan of Conversion is still outstanding. The proxy reminder is mailed to those "target vote" depositors who have not previously returned their signed proxy.

         The target vote depositors are determined by the conversion agent.

B.       Example

C.       Size

         Proxy reminder is approximately 8 1/2" x 11".

B.       Example

--------------------------------------------------------------------------------

                            P R O X Y  R E M I N D E R


                          Workingmens Savings Bank, FSB




YOUR VOTE ON OUR PLAN OF CONVERSION HAS NOT BEEN RECEIVED.

YOUR VOTE IS VERY IMPORTANT, PARTICULARLY SINCE FAILURE TO VOTE IS EQUIVALENT TO VOTING AGAINST THE PLAN.

VOTING FOR THE CONVERSION WILL NOT AFFECT THE INSURANCE OF YOUR ACCOUNTS. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FEDERALLY INSURED UP TO THE APPLICABLE LIMITS.

YOU MAY  PURCHASE  STOCK IF YOU WISH,  BUT VOTING DOES NOT  OBLIGATE  YOU TO BUY
STOCK.

PLEASE ACT PROMPTLY! SIGN THE ENCLOSED PROXY CARD AND MAIL, OR DELIVER, THE PROXY CARD TO WORKINGMENS SAVINGS BANK TODAY. PLEASE VOTE ALL PROXY CARDS RECEIVED.

WE RECOMMEND THAT YOU VOTE TO APPROVE THE PLAN OF CONVERSION.  THANK YOU.


                                    THE BOARD OF DIRECTORS AND MANAGEMENT OF
                                    WORKINGMENS SAVINGS BANK

--------------------------------------------------------------------------------

                        IF YOU RECENTLY MAILED THE PROXY,
              PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.
                    FOR FURTHER INFORMATION CALL (412)_____.